Exhibit 5.1

[Form of Opinion of Vinson & Elkins L.L.P.]

[●], 2020

Queen’s Gambit Growth Capital

55 Hudson Yards, 44th Floor

New York, NY 10001

Re:Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Queen’s Gambit Growth Capital, a Cayman Islands exempted company (the “Company”), with respect to certain legal matters in connection with the preparation and filing of a registration statement on Form S-1 (File No. 333-        ) (the “Registration Statement”) by the Company under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer and sale by the Company of (a) [●] units (the “Firm Units”) of the Company, each such unit consisting of one Class A ordinary share of the Company, par value $0.0001 per share (“Class A Ordinary Share”), and one-half of one warrant of the Company (each whole warrant, a “Warrant”); each whole Warrant entitles the holder thereof to purchase one Class A Ordinary Share as specified in the Registration Statement, (b) up to an additional [●] units that the underwriter will have a right to purchase from the Company to cover over-allotments (the “Option Units” and, together with the Firm Units, the “Units”) and (c) all Class A Ordinary Shares and all Warrants issued as part of the Units as specified in the Registration Statement. The Units are being offered and sold pursuant to a prospectus (the “Prospectus”) forming a part of the Registration Statement.

In connection with the opinion expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the form of Amended and Restated Memorandum and Articles of Association of the Company that is filed as Exhibit 3.2 to the Registration Statement, (ii) the Registration Statement, (iii) the form of the underwriting agreement proposed to be entered into between the Company and the underwriter named therein (the “Underwriting Agreement”) that is filed as Exhibit 1.1 to the Registration Statement, (iv) the Specimen Unit Certificate that is filed as Exhibit 4.1 to the Registration Statement, (v) the Specimen Class A Ordinary Share Certificate that is filed as Exhibit 4.2 to the Registration Statement, (vi) the Specimen Warrant Certificate that is filed as Exhibit 4.3 to the Registration Statement, (vii) the form of warrant agreement proposed to be entered into by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”) that is filed as Exhibit 4.4 to the Registration Statement and (viii) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinion hereafter expressed. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

In connection with rendering the opinion set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and (v) all Units will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the Prospectus relating thereto. We have further assumed that each of the documents identified in clauses (i) through (vii) of the preceding paragraph will be entered into, adopted or filed as appropriate.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.	The Units, when delivered to and paid for by the underwriter in accordance with the terms of the Underwriting Agreement, and assuming the due authorization, execution and delivery thereof by

Continental Stock Transfer & Trust Company, as transfer agent, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.

The Warrants included in the Units, when the Units are delivered to and paid for by the underwriter in accordance with the terms of the Underwriting Agreement, and assuming the due authorization, execution and delivery of such Warrants by the Warrant Agent, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

The foregoing opinion is limited to the laws of the State of New York. We do not express any opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. We express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom. Our opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

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